Consent of Independent Registered Public Accounting Firm

The Board of Directors
Winner Medical Group Inc
Winner Industrial Park, Bulong Road
Longhua, Shenzhen
Guangdong
P.R. China

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-133400) of Winner Medical Group Inc. of our report dated December 9, 2008, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO McCabe Lo Limited

Hong Kong, December 9, 2008